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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


SUBSIDIARY                                           STATE OF INCORPORATION
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Sturgis Bank & Trust Company                                     Michigan

Oakleaf Financial Services, Inc. (1)                             Michigan

Ludington Service Corporation (1)                                Michigan

First Michiana Development Corporation of Sturgis (1)            Michigan

Oak Mortgage, LLC (1)                                            Michigan








(1)  A subsidiary of Sturgis Bank & Trust Company